POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby revokes all powers of attorney relating to the following matters and constitutes and appoints each of James M. Frates, Iain M. Brown, Jennifer Baptiste, Samuel Parisi,
Shantale Harb, Christopher Ciulla, Stephanie Roche,
Cole Ruwet, Mitchell S. Bloom and Rob Puopolo, and any one of them acting singly, as true and lawful attorneys-in-fact and agents, with the full power of substitution and resubstitution, for the undersigned and in the undersigned?s name, place and stead, in any and all capacities (until revoked in writing) to:

(1)	prepare, execute in the undersigned's name and on the
undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (?SEC?) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended
(the ?Exchange Act?) or any rules or regulations of the SEC;

(2) 	prepare, execute, acknowledge, deliver and file for
and on behalf of the undersigned, in the undersigned?s capacity as an officer and/or director of Alkermes plc, an Irish corporation, or its subsidiaries (together, the ?Company?), Forms 3, 4, and 5 (including any amendments thereto) in accordance with
Section 16(a) of the Exchange Act and the rules thereunder;

(3) 	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to prepare, execute, acknowledge, deliver and file any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority including, if necessary, non-U.S. regulators;

(4) 	seek or obtain, as the undersigned's representative and on
the undersigned's behalf, information on transactions in the Company?s securities from any third party, including without limitation brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(5) 	perform any and all other acts which in the discretion of
such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that: (1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information;
(2) any documents prepared and/or executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable; (3) neither the Company nor such attorneys-in-fact assume any liability or obligation for the undersigned in connection with the matters covered hereby, including without limitation (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned undertakes and agrees to indemnify the attorneys-in-fact against all actions, claims, demands, proceedings, costs, charges, expenses and other liabilities whatsoever which may be made against the attorneys-in-fact, or for which the attorneys-in-fact may become liable, by reason of acting pursuant to this Power of Attorney and the attorneys-in-fact shall not be liable to the undersigned for any loss or damage occurring as a result of any act or omission made by the attorneys-in-fact in good faith by reason of acting pursuant to this Power of Attorney.

The undersigned hereby gives and grants the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorneys-in-fact of, for and on behalf of the undersigned, will lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney will remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Alkermes plc, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney will be governed by the laws of the State of New York, without regard to its choice of law provisions.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date set forth below.

Date: May 20, 2016

Signed: /s/ Nancy Snyderman

Name: Nancy Snyderman